EXHIBIT 10.66



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Polaris Industries Inc.
Karts International Incorporated
Page 1


                                LICENSE AGREEMENT
                                -----------------

This license agreement ("Agreement") is entered into by and between Polaris Industries Inc. ("Polaris" or "Licensor"), a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 1225 Highway 169 North, Plymouth, Minnesota 55441 and Karts International
Incorporated, ("Karts" or "Licensee"), a corporation organized and existing under the laws of the State of Nevada with its principal place of business at 62204 Commercial Street, Roseland, LA 70456.

WHEREAS, the licensor is in the business of manufacturing and marketing snowmobiles, personal watercraft, all terrain vehicles, motorcycles, and related parts, garments and accessories under the brand name Polaris, and owns certain trademark rights and other intellectual property rights with respect to this brand name and its products;

WHEREAS, the licensee is in the business of manufacturing and marketing gas powered fun karts and mini-bikes and related parts and accessories and desires to obtain from the Licensor a license under said trademark rights and other intellectual property rights owned by the Licensor to develop the "Articles" as hereinafter defined below;

NOW, THEREFORE, the parties do hereby agree and covenant as follows:

1.       MEANING OF TERMS
         ----------------

         A. "Licensed Material" means the graphic representations of the following: POLARIS, VICTORY and such other related marks as are registered by Polaris in the authorized territories, and artwork as may be designated by Licensor.

         B. "Trademarks" means "POLARIS," "VICTORY," and other trademarks as identified by Licensor and the representations of Licensed Material included in Subparagraph 1.A. above.

         C. "Articles" means the following items on or in connection with which the Licensed Material and/or the Trademarks are reproduced or used, and includes each and every stock keeping unit ("SKU") of each Article: Four gas powered Fun Karts originally identified as Eagle 11, Tracker, Trail Runner and Trail Sport, "Victory Jr." mini-bike and other SKUs as may be agreed upon in writing by the parties.

         D.       "Minimum   Per  Article   Royalty"   means  for  each  Article
                  identified herein which is sold the sum indicated herein:

                           None.

         E. "Term" means the period commencing December 30, 1999 and ending April 30, 2003.

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         F.       "Territory" means USA and Canada.

         G.       "Royalties" means a royalty in the amounts set forth below:

                  (1)      A royalty of 5% of Licensee's  Net Invoiced  Billings
                           for  each   Article  sold  during  the  Term  of  the
                           Agreement.

                  (2) The sums paid to Polaris as Royalties on any sales to Licensee's Affiliates shall be no less than the sums paid on sales to customers not affiliated with Licensee.

                  (3)      The full Royalty percentage shall be payable on close
                           out  or  other  deep  discount   sales  of  Articles,
                           including sales to employees.

                  (4) Royalties reported on sales of Articles which have been returned to Licensee for credit or refund and on which a refund has been made or credit memo issued may be credited against Royalties due up to 20% of Net Invoiced Billings. The credit shall be taken in the Royalty Payment Period in which the refund is given or credit memo issued. Unused credits may be carried forward, but in no event shall Licensee be entitled to a refund of Royalties.

                  (5) The Royalties are payable in U.S. dollars. Foreign currency billings shall be converted to U.S. dollars at the conversion rate in effect and published in the Wall Street Journal on the last -------------------- business day of the relevant Guarantee or Royalty Payment Period.

         H.       "Net Invoiced Billings" means the following:

                  (1) Actual invoiced billings (i.e., sales quantity multiplied by Licensee's selling price) for Articles sold, and all other receivables of any kind whatsoever, received in payment for the Articles, whether received by Licensee or any of Licensee's Affiliates, except as provided in Subparagraph 1.H.(2), less "Allowable Deductions" as hereinafter defined.

                  (2) The following are not part of Net Invoiced Billings: invoiced charges for transportation of Articles within the Territory which are separately identified on the sales invoice, and sales taxes.

         I.       "Allowable Deductions" means the following:

                  (1) volume discounts, and other discounts from the invoice price (or post-invoice credits) provided in the regular course of business by Licensee's customers, including markdown allowances as well as allowances or discounts relating to advertising, but which advertising discounts shall be capped at three percent (3%) of gross invoice, and so long as Licensee documents all such discounts (or credits) to Polaris's satisfaction.

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                  (2)      The following are not Allowable  Deductions,  whether
                           granted on sales invoices or as discounts or as post-invoice credits: cash discounts granted as terms
                           of  payment;  early  payment  discounts;   new  store
                           allowances; defective goods allowances or allowances taken by customers in lieu of returning goods; costs
                           incurred  in   manufacturing,   importing,   selling,
                           distributing or advertising Articles; freight costs incorporated in the selling price; and uncollectible accounts.

         J. "Royalty Payment Period" means each calendar quarterly period during the Term and during the sell-off period, if granted.

         K. "Advance" means the following sum(s) plus Goods and Services Tax ("GST") if applicable, payable by the following date(s) as an advance on Royalties to accrue in the following period(s):
                  $300,000, of which $30,000 is payable upon Licensee executing the Polaris Terms Sheet and the remaining $270,000 payable upon Licensee signing of this Agreement.

         L. "Guarantee" means the following sum(s) which Licensee guarantees to pay as minimum Royalties on Licensee's cumulative sales in the following period(s): $1,800,000 guarantee all of which is payable as follows to the extent actual royalties earned do not exceed the total guarantee set forth herein;

                  (1) $600,000 for the first period December 15, 1999 to April 30, 2001 of which the Advance of $300,000 set forth in Paragraph 1.K shall be credited against the guarantee for this first period.

                  (2) $600,000 for the second period May 1, 2001 to April 30, 2002.

                  (3) (3) $600,000 for the third period May 1, 2002 to April 30, 2003.

         M. "Sample" means two (2) samples of each SKU of each Article, scheduled from the first production run of each supplier of each SKU of each Article shipped to Polaris (1 unit to Polaris Corporate Headquarters in Minneapolis, MN and 1 unit to Polaris facility in Roseau, MN) at Licensee's expense including shipping.

         N. "Promotion Commitment" means the following minimum sum(s) which Licensee agrees to spend in the following way(s): As part of its overall annual advertising/marketing budget, Licensee shall promote the Articles in the same manner as its other product lines.

         O. "Marketing Date" means the following date(s) by which the following Article(s) shall be marketed and advertised to the public: no later than March 1, 2000 for all Articles for which Licensor has approved for marketing.

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Karts International Incorporated
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         P.       "Ship  Date"  means  the  following   dates(s)  by  which  the
                  following Articles shall be shipped and available for purchase by the public: June 1, 2000 for all Articles for which Licensor has approved for sale

         Q. "Affiliate" means with regard to Licensee, any corporation or other entity which directly or indirectly controls, is controlled by, or is under common control with Licensee. With regard to Polaris, "Affiliate" means any corporation or other entity which directly or indirectly controls, is controlled by, or is under common control with Polaris. "Control" of an entity shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such entity, whether through ownership of voting securities, by contract or otherwise.

         R. "Laws" mean any and all applicable laws, rules, and regulations, including but not limited to, local and national laws, rules and regulations, treaties, voluntary industry standards, association laws, codes or other obligations pertaining to any of Licensee's activities under this Agreement, including but not limited to those applicable to the manufacture, pricing, sale and/or distribution of the Articles.

         S. "Manufacturer" means any of Licensee's third-party manufacturers and suppliers (and their sub-manufacturers and suppliers) which reproduce or use the Licensed Material and/or Trademarks on Articles, or components thereof, and/or which assemble such Articles.

2.       RIGHTS GRANTED
         --------------

         A.       (1)      In  consideration  for Licensee's  promise to pay and
                           Licensee's  payment of all  Royalties,  Advances  and
                           Guarantees   required   hereunder,   Polaris   grants
                           Licensee the exclusive  right for the Articles during
                           the Term,  and only within the  Territory  and within
                           the  defined  distribution  channels  as set forth in
                           Subparagraph   2A  (3),  to  reproduce  the  Licensed
                           Material only on or `in connection with the Articles, to use such Trademarks and uses thereof as may be approved when each SKU of the Articles is approved and only on or in connection with the Articles, and to manufacture, distribute for sale and sell the Articles. During the term of this Agreement, as long as Licensee is in compliance with all provisions of this Agreement, Polaris will not license any other party to produce gas powered Fun Karts or gas powered mini-bikes, nor will Polaris enter those categories on their own.

                  (2) Licensee will not sell the Articles to any customer whom Polaris advises Licensee is not carrying on its business in such a manner as Polaris feels is consistent with offering Polaris-related products to the public.

                  (3) Licensee may only sell the Articles via wholesale to Licensor's dealers and Licensee's dealers as mutually agreed between Licensor and Licensee in writing. Licensee shall pay Royalties on such sales at the rate specified for customers in Subparagraph 1.G.

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Karts International Incorporated
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                  (4)      All rights not expressly  granted to Licensee  herein
                           are reserved to Polaris.

         B. Unless Polaris consents in writing, Licensee shall not sell or otherwise provide Articles for use as premiums or promotions (including those in purchase-with-purchase promotions), give-aways, fund-raisers, or entries in sweepstakes, or through unapproved direct marketing methods, including but not limited to, home shopping television programs, 6r to customers for inclusion in another product. Polaris will approve or disapprove Licensee's written request within fourteen (14) business days of receipt of said request.

         C. Unless Polaris consents in writing, Licensee shall not give away or donate Articles to Licensee's accounts or other persons for the purpose of promoting sales of Articles, except for minor quantities or samples which are not for onward distribution.

         D. Nothing contained herein shall preclude Licensee from selling Articles to Polaris or to any of Polaris's Affiliates, or to Licensee's or Polaris's employees, subject to the payment to Polaris of Royalties on such sales.

         E. Polaris further grants Licensee the right to reproduce the Licensed Material and to use the approved Trademarks, only within the Territory, during the Term and the sell-off period, if granted, on containers, packaging and display material for the Articles, and in advertising for the Articles.

         F. Nothing contained in this Agreement shall be deemed to imply any restriction on Licensee's freedom and that of Licensee's customers to sell the Articles at such prices as Licensee or they shall determine.

3.       ADVANCE
         -------

         A. Licensee agrees to pay the Advance, plus any taxes if applicable, which shall be on account of Royalties to accrue during the Term only, and only with respect to sales in the Territory. If said Royalties should be less than the Advance, no part of the Advance shall be repayable.

         B. Royalties accruing during any sell-off period or extension of the Term shall not be offset against the Advance.

         C.       There shall be no refund of any Advance paid to Polaris.

         D. Royalties accruing by reason of any sales to Polaris or any of Polaris's Affiliates for internal use shall be offset against the Advance or any subsequent advance.

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Karts International Incorporated
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4.       GUARANTEE
         ---------

         A. Royalties continue to accrue and are payable quarterly even if the total guarantee in Subparagraph 1.L. is exceeded.

         B.       Advances applicable to Royalties due on sales in the period to
                  which  the  Guarantee   relates  apply  towards   meeting  the
                  Guarantee.

         C. Royalties paid with respect to sales to Polaris or to any of Polaris's Affiliates shall apply towards the meeting of the Guarantee or any subsequent guarantee.

         D. There shall be no refund of any amount of the Guarantee paid to Polaris.

5.       PRE-PRODUCTION APPROVALS
         ------------------------

         A. As early as possible, and in any case before commercial production of any Article, Licensee shall submit to Polaris for Polaris's review and written approval three copies of all concepts, and all preliminary and proposed final artwork which are to appear on or in any and all SKUs of the Articles.
                  Thereafter, Licensee shall submit to Polaris for Polaris's written approval a preproduction prototype of each SKU of each Article. Polaris shall endeavor to respond to such requests within a reasonable time, but such approvals should be sought as early as possible in case of delays. Licensee acknowledges that Polaris may not approve concepts or artwork submitted near the end of the Term. Any pre-production approval Polaris may give will not constitute or imply a representation or belief by Polaris that such materials comply with any applicable Laws.

         B. Approval or disapproval shall lie solely in Polaris's discretion, and any SKU of any Article not so approved in writing shall be deemed unlicensed and shall not be manufactured or sold. If any unapproved SKU of any Article is being sold, Polaris may, together with other remedies available to Polaris, including but not limited to, immediate termination of this Agreement, by written notice require such SKU of such Article to be immediately -withdrawn from the market.

         C. Licensee is responsible for the consistent quality and safety of the Articles and their compliance with applicable Laws. Polaris will not unreasonably object to any change in the design of an Article or in the materials used in the manufacture of the Article or in the process of manufacturing the Articles which Licensee advises Polaris in writing is intended to make the Article safer or more durable.

6.       APPROVAL OF PRODUCTION SAMPLES
         ------------------------------

         A. Before shipping an Article to any customer, Licensee agrees to furnish to Polaris, from the first production run of each supplier of each of the Articles, for Polaris's approval of all aspects of the Article in question, two (2) Samples with packaging, which shall conform to the approved artwork and prototypes. Approval or disapproval of the artwork as it appears on any SKU of the Article, as well as of the quality of the Article, shall he in Polaris's sole discretion and may,

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                  among other things,  be based on  unacceptable  quality of the artwork or of the Article as manufactured. Any SKU of any Article not so approved shall be deemed unlicensed, shall not be sold and, unless otherwise agreed by Polaris in writing, shall be destroyed. Such destruction shall be attested to in a certificate signed by one of Licensee's officers. Production
                  Samples  of  Articles   for  which   Polaris  has  approved  a
                  pre-production sample shall be deemed approved, unless within twenty (20) business days of Polaris's receipt of such production Sample Polaris notifies Licensee to the contrary. Any approval of a production Sample attributable to Polaris will not constitute or imply a representation or belief by
                  Polaris  that  such   production   Sample  complies  with  any
                  applicable Laws.

         B. Licensee agrees to make available at no charge such additional Samples of any or all SKU'S of each Article as Polaris may from time to time reasonably request and to permit Polaris to inspect Licensee's manufacturing operations and testing records (and those of Licensee's Manufacturers) for the Articles in accordance with Paragraphs 10 and 23.

         C. Licensee acknowledges that Polaris may disapprove any SKU of an Article or a production run of any SKU of an Article because the quality is unacceptable to Polaris.

         D. No modification of an approved production Sample shall be made without Polaris's further prior written approval. All SKU'S of Articles being sold must conform in all respects to the approved production Sample. It is understood that if in Polaris's reasonable judgment the quality of any SKU of an
                  Article originally approved has deteriorated in later production tuns, or if the SKU has otherwise been altered, Polaris may, in addition to other remedies available to Polaris, by written notice require such SKU of the Article to be immediately withdrawn from the market.

         E. The rights granted hereunder do not permit the sale of "seconds" or "irregulars." All Articles not meeting the standard of approved Samples shall be destroyed or all Licensed Material and Trademarks shall be removed or obliterated therefrom.

         F. Licensee is responsible for the consistent quality and safety of the Articles and their compliance with applicable Laws. Polaris will not unreasonably object to any change in the design of an Article or in the materials used in the manufacture of the Article or in the process of manufacturing the Articles which Licensee advises Polaris in writing is intended to make the Article safer or more durable.

         G. Polaris shall have the right, by written notice to Licensee, to require modification of any SKU of any Article approved by Polaris.

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         H.       If Polaris notifies Licensee of a required  modification under
                  Subparagraph 6. G. with respect to any SKU of a particular Article, such notification shall advise Licensee of the nature of the changes required, and Licensee shall not accept any order for any such SKU until the subject SKU has been resubmitted to Polaris with such changes and Licensee has received Polaris's written approval of the SKU as modified.
                  However,   Licensee  may  continue  to  distribute  Licensee's
                  inventory of the previously approved Articles until such inventory is exhausted.

         I. Licensee agrees to give Polaris written notice of the first ship date for each Article pursuant to Subparagraph 1.P.

         J. If Polaris has inadvertently approved a concept, of a product or a product which is not included in the Articles under this Agreement, or if Polaris has inadvertently approved an Article using artwork and/or trademarks not included in the Agreement, or not registered in the Territory, such approval may be revoked at any time without any obligation whatsoever on Polaris's part to Licensee. Any such product as to which Polaris's approval is revoked shall be deemed unauthorized and shall not be distributed or sold by or for Licensee.

7.       APPROVAL OF PACKAGING, PROMOTIONAL MATERIAL AND ADVERTISING
         -----------------------------------------------------------

         All containers, packaging, display material, promotional material, web sites, catalogs, and all advertising, including but not limited to, television advertising and press releases, for Articles must be submitted to Polaris and receive Polaris's written approval before use. To avoid unnecessary expense if changes are required, Polaris's approval thereof should be procured when such is still in rough or storyboard format. Approval or disapproval shall lie in Polaris's sole discretion, and the use of unapproved containers, packaging, display material, promotional material, catalogs or advertising is prohibited. Polaris's approval of any containers, packaging, display material, promotional material, catalogs or advertising under this Agreement will not constitute or imply a representation or belief by Polaris that such materials comply with any applicable Laws. Whenever Licensee prepares catalog sheets or other printed matter containing illustrations of Articles, Licensee will furnish to Polaris six (6) copies thereof when they are published.

8.       PRINT, RADIO OR TV ADVERTISING
         ------------------------------

         Licensee will obtain all approvals necessary in connection with print, radio or television advertising, if any, which Polaris may authorize. Licensee represents and warrants that all advertising and promotional materials shall comply with all applicable Laws. Polaris's approval of copy or storyboards for such advertising will not constitute or imply a representation or belief by Polaris that such copy or storyboards comply with any applicable Laws.

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9.       LICENSEE NAME AND ADDRESS ON ARTICLES
         -------------------------------------

         A. Licensee's name, trade name (or Licensee's trademark which Licensee has advised Polaris in writing that Licensee is using) and Licensee's address (at least city and state) will appear on permanently affixed labeling on each Article or, if the Article is sold to the public in packaging or a container, printed on such packaging or a container so that the public can identify the supplier of the Article.

         B. Licensee shall advise Polaris in writing of all trade names or trademarks Licensee wishes to use on Articles being sold under this license. Licensee may sell the Articles only under mutually agreed upon trade names or trademarks.

10.      COMPLIANCE WITH APPROVED SAMPLES AND APPLICABLE LAWS AND STANDARDS
         ------------------------------------------------------------------

         A. Licensee covenants that each Article and component thereof distributed hereunder shall be of good quality and free of defects in design, materials and workmanship, and shall comply with all applicable Laws, and such specifications, if any, as may have been specified in connection with this Agreement, and shall conform to the Sample thereof approved by Polaris. Licensee covenants that it will comply with all applicable Laws in performing this Agreement, including but not limited to, those pertaining to the manufacture, pricing, sale and distribution of the Articles.

         B. Without limiting the foregoing, Licensee covenants on behalf of Licensee's -own manufacturing facilities, and agrees to require all Manufacturers to covenant by signing the Consent/Manufacturer's Agreement (referenced in Paragraph 23), as follows:

                  (1) Licensee and the Manufacturers agree not to use child labor in the manufacturing, packaging or distribution of Polaris merchandise.

                  (2) Licensee and the Manufacturers agree only to employ persons whose presence is voluntary. Licensee and the Manufacturers agree not to use any forced or involuntary labor, whether prison, bonded, indentured or otherwise.

                  (3) Licensee and the Manufacturers agree to treat each employee with dignity and respect, and not to use corporal punishment, threats of violence, or other forms of physical, sexual, psychological or verbal harassment or abuse.

                  (4) Licensee and the Manufacturers agree not to discriminate in hiring and employment practices, including salary, benefits, advancement, discipline, termination, or retirement, on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.


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                  (5)      Licensee and the  Manufacturers  recognize that wages
                           are essential to meeting employees' basic needs. Licensee and the Manufacturers agree to comply, at a minimum, with all applicable wage and hour Laws, including minimum wage, overtime, maximum hours, piece rates and other elements of compensation, and to provide legally mandated benefits. If local Laws
                           do  not  provide  for  overtime  pay,   Licensee  and
                           Manufacturers agree to pay at least regular wages for overtime work. Licensee and the Manufacturers agree that, where local industry standards are higher than applicable legal requirements, they will meet the higher standards.

                  (6) Licensee and the Manufacturers agree to provide employees with a safe and healthy workplace in compliance with all applicable Laws, ensuring, at a minimum, reasonable access to potable water and sanitary facilities, fire safety, and adequate fighting and ventilation.

                  (7) Licensee and the Manufacturers agree to respect the rights of employees to associate, organize and bargain collectively in a lawful and peaceful manner, without penalty or interference, in accordance with applicable Laws.

                  (8) Licensee and the Manufacturers agree to comply with all applicable environmental Laws.

                  (9) Licensee and the Manufacturers agree to comply with all applicable Laws, including those pertaining to the manufacture, pricing, sale and distribution of the Articles.

11.      OWNERSHIP OF RIGHTS IN LICENSED MATERIAL
         ----------------------------------------

         Licensee acknowledges that the copyrights and all other proprietary rights in and to Licensed Material are exclusively owned by and reserved to Polaris. Licensee shall neither acquire nor assert copyright ownership or any other proprietary rights in the Licensed Material or in any derivation, adaptation, variation or name thereof Without limiting the foregoing, Licensee hereby assigns to Polaris all Licensee's worldwide right, title and interest in the Licensed Material and in any material objects consisting of or incorporating drawings, paintings, animation cells, or sculptures of Licensed Material, or other derivations, adaptations, compilations, collective works, variations or names of Licensed Material, heretofore or hereafter created by or for Licensee or any of Licensee's Affiliates. All such new materials shall be included in the definition of "Licensed Material" under this Agreement. If any third party makes or has made any contribution to the creation of any new materials which are included in the definition of Licensed Material under this Paragraph 11, Licensee agrees to obtain from such party a full assignment of rights so that the foregoing assignment by Licensee shall vest full rights to such new materials in Polaris. Licensee further covenants that any such new materials created by Licensee or by any third party Licensee has engaged are original to Licensee or such third party and

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         do not violate the rights of any other person or entity;  this covenant regarding originality shall not extend to any materials Polaris supplies to Licensee, but does apply to all materials Licensee or Licensee's third party contractors may add thereto. The foregoing assignment to Polaris of material objects shall not include that portion of Licensee's displays, catalogs or promotional material not containing Licensed Material, or the physical items constituting the Articles, unless such items are in the shape of the Licensed Material; provided, however, such assignment shall include any and all design elements incorporated into the Articles which convey the spirit and theme of the Licensed Material, and which were developed for the first time by or for Licensee for use with the Articles.

12.      COPYRIGHT AND TRADEMARK NOTICES
         -------------------------------

         A. As a condition to the grant of rights hereunder, each Article and any other matter containing Licensed Material shall bear a properly located permanently affixed trademark and copyright notices as Polaris specifies to Licensee in writing. Licensee will comply with such instructions as to form, location and content of the notices as Polaris may give from time to time. Licensee will not, without Polaris's prior written consent ` affix to any Article or any other matter containing Licensed Material notices in any other name. If through inadvertence or otherwise a notice on any Article or other such matter should appear in Licensee's name or the name of a third party, Licensee hereby agrees to assign to Polaris the trademark or copyright represented by any such notice in Licensee's name and, upon request, cause the execution and delivery to Polaris of whatever documents are necessary to convey to Polaris that trademark or copyright represented by any such notice. If by inadvertence a proper trademark or copyright notice is omitted from any Article or other matter containing Licensed Material, Licensee agrees at Licensee's expense to use all reasonable efforts to correct the omission on all such Articles or other matter in process of manufacture or in distribution. Licensee agrees to advise Polaris promptly and in writing of the steps being taken to correct any such omission and to make the corrections on existing Articles which can be located.

         B. At the request of Licensor, Licensee shall execute such form(s) of assignment of copyright in any amendments or derivative works based in whole or part on the Licensed Property as Licensor may reasonably request.

13.      NON-ASSOCIATION OF OTHER LICENSED PROPERTIES WITH LICENSED MATERIAL
         -------------------------------------------------------------------

         To preserve Polaris's identification with the Licensed Material `and to avoid confusion of the public, Licensee agrees not to associate other licensed properties with the Licensed Material or the Trademarks either on the Articles or in their packaging, or, without Polaris's written permission, on advertising, promotional or display materials. Licensee may use its own trademarks on the Articles as provided in Subparagraph 16.C.

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14.      ACTIVE MARKETING OF ARTICLES
         ----------------------------

         Licensee agrees to manufacture (or have manufactured for Licensee) and actively offer for sale all the Articles and to actively exercise the rights granted herein. Licensee agrees that by the Marketing Date applicable to a particular Article, or the date of any applicable amendment, shipments to customers of such Article will have taken place in sufficient time that such Article shall be available for purchase in commercial quantities by the public at the retail outlets authorized pursuant to Subparagraph 2.A. In any case in which such sales have not taken place or when the Article is not then and thereafter available for purchase in commercial quantities by the public, Polaris may either invoke Polaris's remedies under Paragraph 27, or withdraw such Article from the list of Articles licensed in this Agreement without obligation to Licensee other than to give Licensee written notice thereof

15.      PROMOTION COMMITMENT
         --------------------

         Licensee agrees to carry out the Promotion Commitment as defined above.

16.      TRADEMARK RIGHTS AND OBLIGATIONS
         --------------------------------

         A. All uses of the Trademarks by Licensee hereunder shall -inure to Polaris's benefit. Licensee acknowledges that Polaris or its licensor is the exclusive owner of all the Trademarks, and of any trademark incorporating all or any part of a Trademark or any Licensed Material, and the trademark rights created by such uses. Without limiting the foregoing, Licensee hereby assigns to Polaris all the Trademarks, and any trademark incorporating all or any part of a Trademark or any Licensed Material, and the trademark rights created by such, uses, together with the goodwill attaching to that part of the business in connection with which such Trademarks or trademarks are used. Licensee agrees to execute and deliver to Polaris such documents as Polaris requires to register Licensee as a Registered User or Permitted User of the Trademarks or such trademarks and to follow Polaris's instructions for proper use thereof in order that protection and/or registrations for the Trademarks and such trademarks may be obtained or maintained.

         B. Licensee agrees not to use any Licensed Material or Trademarks, or any trademark incorporating all or any part of a Trademark or of any Licensed Material, on any business sign, business cards, stationery or forms (except as licensed herein), or to use any Licensed Material or Trademark as the name of Licensee's business or any division thereof, unless otherwise agreed by Polaris in writing.

         C. Nothing contained herein shall prohibit Licensee from using Licensee's own trademarks on the Articles or Licensee's copyright notice on the Articles when the Articles contain independent material which is Licensee's property. Nothing contained herein is intended to give Polaris any rights to, and Polaris shall not use, any trademark, copyright or patent used by Licensee in connection with the Articles which is not derived or adapted from Licensed Material, Trademarks, or other materials owned by Polaris or its Licensor.

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17.      REGISTRATIONS
         -------------

         Except with Polaris's written consent, neither Licensee nor any of Licensee's Affiliates will register or attempt in any country to register copyrights in, or to register as a trademark, service mark, design patent or industrial design, or business designation, any of the Licensed Material, Trademarks or derivations or adaptations thereof, or any word, symbol or design which is so similar thereto as to suggest association with or sponsorship by Polaris or any of Polaris's Affiliates. In the event of breach of the foregoing, Licensee agrees, at Licensee's expense and at Polaris's request, immediately to terminate the unauthorized registration activity and promptly to execute and deliver, or cause to be delivered, to Polaris such assignments and other documents as Polaris may require to transfer to Polaris all rights to the registrations, patents or applications involved.

18.      UNLICENSED USE OF LICENSED MATERIALS
         ------------------------------------

         A. Licensee agrees that Licensee will not use the Licensed Material, or the Trademarks, or any other material the copyright to which is owned or licensed by Polaris in any way other than as herein authorized (or as is authorized in any other written contract in effect between the parties). In addition to any other remedy Polaris may have, Licensee agrees that all revenues from any use thereof on products other than the Articles (unless authorized by Polaris in writing), and all revenues from the use of any other copyrighted material of Polaris's or its licensor's without written authorization, shall be immediately payable to Polaris.

         B. Licensee agrees to give Polaris prompt written notice of any unlicensed use by third parties of Licensed Material or Trademarks, and that Licensee will not, without Polaris's written consent, bring or cause to be brought any criminal prosecution, lawsuit or administrative action for infringement, interference with or violation of any rights to Licensed Material or Trademarks. Because of the need for and the high costs of an effective anti-piracy enforcement program, Licensee agrees to cooperate with Polaris, and, if necessary, to be named by Polaris as a sole complainant or co-complainant in any action against an infringer of the Licensed Material or Trademarks and, notwithstanding any right of Licensee to recover same, legal or otherwise, Licensee agrees to pay to Polaris, and hereby waives all claims to, all damages or other monetary relief recovered in such action by reason of a judgment or settlement whether or not such damages or other monetary relief, or any part thereof, represent or are intended to represent injury sustained by Licensee as a licensee hereunder; in any such action against an infringer, Polaris agrees to reimburse Licensee for reasonable expenses incurred at Polaris's request, including reasonable attorney's fees if Polaris has requested Licensee to retain separate counsel, or has approved the retention of separate counsel.

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19.      STATEMENTS AND PAYMENTS OF ROYALTIES
         ------------------------------------

         A. Licensee agrees to furnish to Polaris by the 30th day after each Royalty Payment Period full and accurate statements on quarterly sales and royalty statement forms Polaris designates for Licensee's use, showing all information requested by such forms, including but not limited to, the quantities, Net Invoiced Billings and applicable Royalty rate(s) of Articles invoiced during the preceding Royalty Payment Period, and the quantities and invoice value of Articles returned for credit or refund in such period. At the same time Licensee will pay Polaris all Royalties due on billings shown by such statements plus taxes if applicable. No deduction or withholding from Royalties payable to Polaris shall be made by reason of any tax. Any applicable tax on the manufacture, distribution and sale of the Articles shall be borne by Licensee.

         B. Receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any sums paid hereunder shall not preclude Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payments made by Licensee. Upon demand of Licensor, Licensee shall at its own expense, but not more than one in any twelve (12) month period, furnish to Licensor a detailed statement by an independent certified public accountant showing the number, description of items sold specifying the components of the Licensed Property utilized and nature of Licensed Product(s), gross sales price itemized deductions from gross sales price and net sales price of the Licensed Product(s) covered by this Agreement distributed and/or sold by Licensee up to and including the date upon which Licensor has made such demand.

         C. Licensee agrees to provide, in the event of a material default in payment, at Licensor's request: (i) a letter of credit issued in favor of Licensor from a financial institution as approved by Licensor in an amount up to the Guaranteed Consideration; and/or (ii) such other form of security acceptable to Licensor. Licensee agrees to execute all documentation as Licensor may require in connection with perfecting such security interests.

         D. The quarterly sales and royalty statement forms Polaris designates for Licensee's use may be changed from time to time, and Licensee agrees to use the most current form Polaris provides to Licensee. Licensee agrees to fully comply with all instructions supplied by Polaris for completing such forms.

         E. Licensee's statements and payments, including all Royalties, shall be delivered to the attention of Trademarketing Resources, Inc. at 1191 St. Charles Court, Los Altos, CA 94024.

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         F.       Licensee represents and warrants that its information systems, including without limitation, all its proprietary and all third party hardware and software, process dates correctly prior to, during and after the calendar year 2000 ("Year 2000 Compliance"). Year 2000 Compliance shall include, without limitation, correct century recognition, calculations that properly accommodate same century and multi-century formulas and date ,values, and interface values that reflect the
                  appropriate  century.   Upon  a  breach  by  Licensee  of  its
                  obligation under this paragraph, Polaris shall be entitled to terminate this Agreement in accordance with the provisions for termination set forth herein.

20.      TRADEMARKETING RESOURCES, INC. AS AGENT
         ---------------------------------------

         Polaris has retained Trademarketing Resources, Inc. ("TRI") as its agent for processing, administering and monitoring this Agreement. Polaris may delegate any of its duties under this Agreement to TRI, and any obligations of Licensee to Polaris arising out of this Agreement shall be performed through TRI, including but not limited to approval and payments. All payments shall be made in the name of Polaris.

21.      CONFIDENTIALITY
         ---------------

         Licensee agrees to keep the terms and conditions of this Agreement confidential, and Licensee shall not disclose such terms and conditions to any third party without obtaining Polaris's prior written consent; provided, however, that this Agreement may be disclosed on a need-to-know basis to Licensee's attorneys and accountants who agree to be bound by this confidentiality provision. Polaris hereby consents to Licensee's disclosure of information of a financial nature in this Agreement to its auditors, to financial institutions in the ordinary course of business, or as required by law. In addition, Licensee may have access to information concerning Polaris's and/or its Affiliates' business and operations, and/or other matters relating to Polaris's and/or its Affiliates' creations or business plans, which information may not be accessible or known to the general public. Licensee agrees not to use or disclose such information to any third party without obtaining Polaris's prior written consent.

22.      INTEREST
         --------

         Royalties or any other payments due to Polaris hereunder which are received after the due date shall bear interest at the rate of 18% per annum from the due date (or the maximum permissible by law if less than 18%).

23.      AUDITS AND MAINTAINING RECORDS
         ------------------------------

         A. Licensee agrees to keep accurate records of all transactions relating to this Agreement regarding the Licensed Material, including, without limitation, shipments to Licensee of Articles and components thereof, inventory records, records of sales and shipments by Licensee, and records of returns, and to preserve such records for the lesser of seven (7) years or two (2) years after the expiration or termination of this Agreement.

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         B.       Polaris,  or Polaris's  representatives,  shall have the right from time to time to examine and make extracts from all such records to verify the accuracy of Licensee's statements or Licensee's performance hereunder.

         C. If in an audit of Licensee's records it is determined that there is a short fall of three percent (3%) or more in Royalties reported for any Royalty Payment Period, Licensee shall upon request from Polaris reimburse Polaris for the full out-of-pocket costs of the audit, including the costs of employee auditors calculated at $100 per hour per person for travel time during normal working hours and actual working time.

         D. If Licensee has failed to keep adequate records, for one or more Royalty Payment Periods, Polaris will assume that the Royalties owed to Polaris for such Royalty Payment Period(s) are equal to a reasonable amount, determined in Polaris's absolute discretion, which may be up to but will not exceed the highest Royalties owed to Polaris in a Royalty Payment Period for which Licensee has kept adequate records; if Licensee has failed to keep adequate records for any Royalty Payment Period, Polaris will assume a reasonable amount of Royalties which Licensee will owe to Polaris, based on the records Licensee has kept and other reasonable assumptions Polaris deems appropriate. Failure to keep adequate records constitutes a material breach and this Agreement is subject to immediate termination under Paragraph 28.B.

24.      MANUFACTURE OF ARTICLES BY THIRD PARTY MANUFACTURERS
         ----------------------------------------------------

         A. Licensee agrees to supply Polaris with the names and addresses of all of its own manufacturing facilities for the Articles. If Licensee at any time desires to have Articles or components thereof containing Licensed Material manufactured or developed by a third party, Licensee must notify Polaris of the name and address of such Manufacturer/Developer and the Articles or components involved and obtain Polaris's prior written permission to do so.

         B. If any such Manufacturer/Developer utilizes Licensed Material or Trademarks for any unauthorized purpose, Licensee shall cooperate fully in bringing such utilization to an immediate halt.

25.      INDEMNITY
         ---------

         A. Licensee shall indemnify Polaris during and after the term hereof against all claims, demands, suits, judgments, losses, liabilities (including settlements entered into in good faith with Licensee's consent, not to be unreasonably withheld) and expenses of any nature (including reasonable attorneys' fees) arising out of Licensee's activities under this Agreement, including but not limited to, any actual or alleged: (1) negligent acts or omissions on Licensee's part, (2) defect (whether obvious or hidden and whether or not present in any

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                  Sample  approved  by  Polaris)  in an  Article,  (3)  personal injury, (4) infringement of any rights of any other person by the manufacture, sale, possession or use of Articles, (5) breach on Licensee's part of any covenant, representation or warranty contained in the Agreement, or (6) failure of the Articles or by Licensee to comply with applicable Laws. The parties indemnified hereunder shall include Polaris and its
                  parent,   Affiliates   and   successors,   and  its  officers,
                  directors, employees and agents including TRI. The indemnity shall not apply to any claim or liability relating to any infringement of the copyright or trademark of a third party caused by Licensee's utilization of the Licensed Material in accordance with the provisions hereof unless such claim or liability arises out of Licensee's failure to obtain the full assignment of rights referenced in Paragraph 11.

         B. Licensee agrees to give Polaris prompt written notice of any claim or suit which may arise under the indemnity provision set forth above.

26.      INSURANCE
         ---------

         Licensee shall maintain in full force and effect at all times while this Agreement is in effect and for three years thereafter commercial general liability insurance on a per occurrence form, including broad form coverage for "contractual liability," "property damage," "products liability," "bodily injury," advertising injury" and "personal injury" liability as those terms are defined in Insurance Services Office ("ISO") Form CG00-01-01-96 or its equivalent waiving subrogation as to Polaris, with minimum limits of no less than five million dollars (US $5,000,000.00) per occurrence, and naming as additional insureds those indemnified in Paragraph 25 hereof Licensee also agrees to maintain in full force and effect at all times while this Agreement is in effect such Worker's Compensation Insurance as is required by applicable law and Employer's Liability Insurance with minimum limits of one million dollars (US $1,000,000.00) per occurrence. All Licensee insurance shall be deemed primary and not contributory as respects any separate insurance maintained by Polaris regardless of the "Other Insurance" or similar provisions of the respective policies of insurance. Licensee shall deliver to Polaris, within ten (10) business days after the signing of this Agreement, a certificate or certificates of insurance evidencing satisfactory coverage and indicating that Polaris shall receive thirty (30)-days unrestricted prior written notice of cancellation, non-renewal or of any material change in coverage. Licensee's insurance shall be carried by an insurer with BEST Guide rating of B + VII or better. Compliance herewith in no way limits Licensee's indemnity obligations, except to the extent that Licensee's insurance company actually pays Polaris amounts which Licensee would otherwise pay Polaris.

27.      WITHDRAWAL OF LICENSED MATERIAL
         -------------------------------

         Licensee agrees that Polaris may, without obligation to Licensee other than to give Licensee written notice thereof withdraw from the scope of this Agreement any Licensed Material which by the Marketing Date or, if such a date is not specified in Subparagraph 1.O., by six (6) months from the commencement of the Term or the date of any applicable amendment, is not being used on or in connection with the Articles. Polaris may also withdraw any Licensed Material or Articles the use or sale of which under this Agreement would infringe or reasonably be claimed to infringe the rights of a third party. In the case of any withdrawal under the preceding sentence, the Advances and Guarantees shall be adjusted to correspond to the time remaining in the Term, or the number of Articles remaining under the Agreement, at the date of withdrawal.

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28.      TERMINATION
         -----------

         Without prejudice to any other right or remedy available to Polaris:

         A. Polaris shall have the right at any time to terminate this Agreement by giving Licensee written notice thereof if Licensee fails to manufacture, sell and/or distribute the Articles in accordance with this Agreement, or fails to furnish statements and pay Royalties as herein provided, or fails to notify Polaris of the accurate name and complete address of its own manufacturing facilities or any Manufacturer of the Articles, or if Licensee otherwise breaches the terms of this Agreement, and if any such failure or other breach is not corrected within fifteen (15) days after Polaris sends Licensee written notice thereof.

         B.       Polaris  shall  have the right at any time to  terminate  this
                  Agreement   immediately  by  giving  Licensee  written  notice
                  thereof

                  (1) if Licensee delivers to any customer without Polaris's written authorization merchandise containing representations of Licensed Material or other material the copyright or other proprietary rights to which are owned or licensed by Polaris other than Articles fisted herein and approved in accordance with the provisions hereof;

                  (2) if a breach occurs which is of the same nature, and which violates the same provision of this Agreement, as a breach of which Polaris has previously given Licensee written notice;

                  (3) if Licensee breaches any material term of any other license agreement between the parties, and Polaris terminates such agreement for cause;

                  (4) if Licensee shall make any assignment for the benefit of creditor s, or file a petition in bankruptcy, or is adjudged bankrupt, or becomes insolvent, or is placed in the hands of a receiver, or if the equivalent of any such proceedings or acts occurs, though known by some other name or term;

                  (5) if Licensee is not permitted or is unable to operate Licensee's business in the usual manner, or is not permitted or is unable to provide Polaris with assurance satisfactory to Polaris that Licensee will so operate Licensee's business, as debtor in possession or its equivalent, or is not permitted, or is unable to otherwise meet Licensee's obligations under this Agreement or to provide Polaris with assurance satisfactory to Polaris that Licensee will meet such obligations; and/or

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Polaris Industries Inc.
Karts International Incorporated
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                  (6)      if  Licensee  breaches  any  covenant  set  forth  in
                           Paragraph 10 of this Agreement.

29.      RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION
         -----------------------------------------------------

         A. Upon the expiration or termination of this Agreement, all rights herein granted to Licensee shall revert to Polaris, any unpaid portion of the Guarantee shall be immediately due and payable, and Polaris shall be entitled to retain all Royalties and other things of value paid or delivered to Polaris. Licensee agrees that the Articles shall be manufactured during the term in quantities consistent with anticipated demand therefor so as not to result in an excessive inventory build-up immediately prior to the end of the term. Licensee agrees that from the expiration or termination of this Agreement Licensee shall neither manufacture nor have manufactured for Licensee any Articles, that Licensee will deliver to Polaris any and all artwork which may have been used or created by Licensee in connection with this Agreement, and that, except as hereinafter provided, Licensee will cease selling Articles. Any unauthorized distribution of Articles after the expiration or termination of this Agreement shall constitute trademark and/or copyright infringement.

         B. If Licensee has any unsold Articles in inventory on the expiration or termination date, Licensee shall provide Polaris with a full statement of the kinds and numbers of such unsold Articles. Assuming Licensee has provided such statement, Licensee shall have the right for a limited period of three
                  (3) calendar months from such expiration or earlier termination date to sell off and deliver such Articles as authorized under Subparagraph 2.A. Licensee shall furnish Polaris statements covering such sales and pay Polaris Royalties in respect of such sales. Such Royalties shall not be applied against the Advance or towards meeting the Guarantee.

         C. Licensee agrees to refrain from "dumping" the Articles in the market during any sell-off period granted to Licensee. "Dumping" shall mean the distribution of product at volume levels significantly above Licensee's prior sales practices with respect to the Articles, and at price levels so far below Licensee's prior sales practices with respect to the Articles as to disparage the Articles; provided, however, that nothing contained herein shall be deemed to restrict Licensee's ability to set product prices at Licensee's discretion.

         D.       Any inventory of final artwork as it appears on any SKU of the
                  Article in Licensee's possession or control after the expiration or termination hereof and of any sell-off period granted hereunder shall either be destroyed or sold to Licensor at Licensee's cost at Licensor's discretion.

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Karts International Incorporated
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30.      WAIVERS
         -------

         A waiver by either party at any time of a breach of any provision of this Agreement shall not apply to any breach of any other provision of this Agreement, or imply that a breach of the same provision at any other time has been or will be waived, or that this Agreement has been in any way amended, nor shall any failure by either party to object to conduct of the other be deemed to waive such party's right to claim that a repetition of such conduct is a breach hereof.

31.      PURCHASE OF ARTICLES BY POLARIS
         -------------------------------

         If Polaris wishes to purchase Articles, Licensee agrees to sell such Articles to Polaris or any of Polaris's employees at its lowest quoted wholesale price notwithstanding quantities purchased and to pay Polaris Royalties on any such sales.

32.      NON-ASSIGNABILITY
         -----------------

         A. Licensee shall not voluntarily or by operation of law assign, sub-license, transfer, encumber or otherwise dispose of all or any part of Licensee's interest in this Agreement (including, but not limited to, any encumbrance of the Articles) without Polaris's prior written consent, to be granted or withheld in Polaris's absolute discretion. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. No rights under this Agreement shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee, or other party.

         B. Licensee agrees to provide Polaris with at least thirty (30) days prior written notice of any desired assignment of this Agreement or other transfer as defined in Subparagraph 32.A. At the time Licensee gives such notice, Licensee shall provide Polaris with the information and documentation necessary to evaluate the contemplated transaction. Polaris's consent (if given) to any assignment of this Agreement or other transfer as defined in Subparagraph 32.A. shall be subject to such terms and conditions as Polaris deems appropriate, including but not limited to the execution of a letter of credit in the amount of the outstanding portion of guaranteed royalties.

         C. Licensee may, upon Polaris's prior written consent, sublicense Licensee's rights and/or obligations hereunder to any of
                  Licensee's Affiliates, provided that each such Affiliate agrees to be bound by all of the terms and conditions of this Agreement, and provided that each such Affiliate agrees to guarantee Licensee's full performance of this Agreement (including but not limited to Paragraph 24) and to indemnify Polaris for any failure of such performance, and further provided that Licensee and each such Affiliate agree to provide Polaris with satisfactory documentation of such agreement(s), guarantee(s) and indemnification upon Polaris's request therefor.

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Karts International Incorporated
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33.      RELATIONSHIP
         ------------

         This Agreement does not provide for a joint venture, partnership, agency, franchise, dealership, distributorship, or employment relationship between the parties, or any other, relationship than that of licensor and licensee.

34.      CONSTRUCTION
         ------------

         The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the parties. Headings of paragraphs herein are for convenience of reference only and are without substantive significance.

35.      MODIFICATIONS OR EXTENSIONS OF THIS AGREEMENT
         ---------------------------------------------

         Except as otherwise provided herein, this Agreement can only be extended or modified by a writing signed by both parties; provided, however, that certain modifications shall be effective if signed by the party to be charged and communicated to the other party.

36.      NOTICES
         -------

         All notices which either party is required or may desire to serve upon the other party shall be in writing, addressed to the party to be served at the address set forth on page I of this Agreement with a copy to TRI at 1191 St. Charles Court, Los Altos, CA 94024, and may be served personally or by depositing the same addressed as herein provided (unless and until otherwise notified), postage prepaid, in the United States mad. Such notice shall be deemed served upon personal delivery or upon the date of mailing; provided, however, that Polaris shall be deemed to have been served with a notice of a request for approval of materials under this Agreement only upon Polaris's actual receipt of the request and of any required accompanying materials from TRI.

37.      PREVIOUS AGREEMENTS
         -------------------

         This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes any pre-existing or contemporaneous agreement and any oral or written communications between the parties.

38.      CONSENT TO SERVICE OF PROCESS, VENUE, JURISDICTION
         --------------------------------------------------

         This Agreement and the enforcement hereof shall be subject exclusively to the internal laws (but not the choice or conflicts of law rules) of the State of Minnesota, United States of America. Licensee hereby irrevocably waives any right it may have to assert the application of any other law of any other state or nation. The parties agree that no action or proceeding may be maintained by Licensee against Polaris except either in Minnesota State District Court for the County of Hennepin, or in the United States Federal Court, District of Minnesota, and that these courts shall have exclusive jurisdiction over such

Polaris Industries Inc.
Karts International Incorporated
Page 22


         action or proceeding. Licensee hereby irrevocably waives any right it may have to commence any action or proceeding against Polaris in any other court. Licensee further hereby submits to the personal jurisdiction of the aforementioned courts with respect to any claims relating to or arising out of this Agreement or any actions or failures to act related thereto, and irrevocably waives any lights or defenses it may have to the commencement or continuation of an action against it in the aforementioned courts based on lack of personal jurisdiction or improper or inconvenient venue. Licensee hereby further agrees that service of process may be made upon it by certified mail or personal service at the address provided above. This provision shall survive termination or nonrenewal of this Agreement by either party for any reason.

39.      EQUITABLE RELIEF
         ----------------

         Licensee acknowledges that Polaris will have no adequate remedy of law if Licensee continues to manufacture, sell, advertise, promote or distribute the Articles upon the expiration or termination of this
         Agreement. Licensee acknowledges and agrees that, in addition to any and all other remedies available to Polaris, Polaris shall have the fight to have any such activity by Licensee restrained by equitable relief, including, but not limited to, a temporary restraining order, a preliminary injunction, a permanent injunction, or such other alternative relief as may be appropriate, without the necessity of Polaris posting any bond.

40.      GOODWILL
         --------

         Licensee acknowledges that the rights and powers retained by Polaris hereunder are necessary to protect Polaris's trademarks, copyrights and property rights, and, specifically, to conserve Polaris's goodwill and good name, and the name "Polaris," and therefore Licensee agrees that Licensee will not allow the same to become involved in matters which will, or could, detract from or impugn the public acceptance and popularity thereof, or impair their legal status.

41.      POWER TO SIGN
         -------------

         The parties warrant and represent that their respective representatives signing this Agreement have full power and proper authority to sign this Agreement and to bind the parties.

42.      SURVIVAL OF OBLIGATIONS
         -----------------------

         The respective obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including but not limited to indemnification, insurance, and payment of Royalties, shall survive termination, cancellation or expiration of this Agreement.

Polaris Industries Inc.
Karts International Incorporated
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43.      SEVERABILITY OF PROVISIONS
         --------------------------

         The terms of this Agreement are severable and the invalidity of any term of this Agreement shall not affect the validity of any other term.

44.      FORCE MAJEURE
         -------------

         If either party is delayed, or interrupted in, or prevented from the performance of its obligations hereunder by reason of an act of God, fire, flood, war, public disaster, strikes or labor difficulties, governmental enactment, regulation or order, or any other cause beyond its control, and if such party has given the other party prompt notice thereof and, on request, such confirmatory documentation as the other party may reasonably request and has in good faith kept the other party apprised of when the delay, interruption or prevention is expected to be resolved, the time for the performance of the party's obligations shall thereupon be extended for a period equal to the duration of the contingency that occasioned the delay, interruption or prevention, but not exceeding sixty (60) days unless otherwise mutually agreed. If the force majeure condition continues for more than sixty (60) days, either party may terminate this Agreement upon written notice to the other party.

Please sign below under the word "Agreed". When signed by both parties this shall constitute an agreement between Polaris and Licensee.

AGREED:

POLARIS INDUSTRIES INC.                  KARTS INTERNATIONAL INCORPORATED


By:    ________________________________  By:    ________________________________

Title: ________________________________  Title: ________________________________

Date:  ________________________________  Date:  ________________________________

Polaris Industries Inc.
Karts International Incorporated
Page 24

                                    EXHIBIT 1

                                      Dated

Polaris Industries Inc.
1225 Highway 169 North
Plymouth, Minnesota 55441

RE:    Approval for Third Party Manufacturer-Developer
       -----------------------------------------------

Gentlemen:

         This letter will serve as notice to you that pursuant to Paragraph 23 of the License Agreement dated ___________, 199___ between Polaris Industries Inc. and ___________________ ("Licensee"), we have been engaged as the manufacturer/developer for LICENSEE in connection with the manufacture/development of the Licensed Product(s) as defined in the aforesaid License Agreement. We hereby acknowledge that we may not manufacture/develop Licensed Product(s) for, or sell or distribute Licensed Product(s) to, anyone other than Licensee. We hereby further acknowledge that we have received a copy and are cognizant of the terms and conditions set forth in said License Agreement and hereby agree to observe those provisions of said License Agreement which are applicable to our function as manufacturer/developer of the Licensed Product(s). It is understood that this engagement is on a royalty free basis.

         We understand that our engagement as the manufacturer/developer for LICENSEE is subject to your written approval. We request, therefore, that you sign in the space below, thereby showing your acceptance of our engagement as aforesaid.

                                       Sincerely,



                                       _________________________________________
                                       Manufacturer/Developer/Company Name

Polaris Industries Inc.
Karts International Incorporated
Page 25


                                       By: _____________________________________
                                                         Signature


                                           _____________________________________
                                                        Printed Name


                                           _____________________________________
                                                          Address


                                           _____________________________________

                                           _____________________________________
                                                           Dated

AGREED TO AND ACCEPTED:

POLARIS INDUSTRIES INC.

By: __________________________


Dated: _________________